CERTIFICATE OF MERGER

                                       OF

            CORONADO INDUSTRIES, INC. FKA FIRST LLOYD FUNDING, INC.

                                      INTO

                CORONADO INDUSTRIES, INC., A NEVADA CORPORATION

               UNDER SECTION 907 OF THE BUSINESS CORPORATION LAW


     We, the undersigned Edward A. Barth and Richard Hooper, being respectively the President and Assistant Secretary of Coronado Industries, Inc. fka First Lloyd Funding, Inc., and Edward A. Barth and Richard Hooper being respectively the President and Assistant Secretary of Coronado Industries, Inc. (Nevada) hereby certify:

     1.   (a)  The name of each constituent corporation is as follows:

               Coronado Industries, Inc. fka First Lloyd Funding, Inc., a New York Corporation

               Coronado Industries, Inc., a Nevada Corporation

          (b) The name of the surviving corporation is Coronado Industries, Inc.

     2. As to each constituent corporation, the designation and number of outstanding shares of each class and series and the voting rights thereof are as follows:

   Name of Corporation         Designation and Number      Class or Series of Shares    Shares Entitled to Vote as
   -------------------         ----------------------      -------------------------    --------------------------
                             of Shares in Each Class or        Entitled to Vote             a Class or Series
                             --------------------------        ----------------             -----------------
                                 Series Outstanding
                                 ------------------

Coronado Industries, Inc.             385,115*                      Common                       385,115
fka First Lloyd Funding,
Inc.

Coronado Industries, Inc.               -0-                         Common                         -0-**

* Shares reflect a five-for-one consolidation pursuant to shareholder approval at a special meeting of the shareholders held on August 30, 1996.
** Corporation incorporated September 6, 1996 and no subscription of shares has been offered.

     3.   The  merger  was  adopted  by  each   constituent  New  York  domestic
corporation in the following manner:

          (a) As to Coronado Industries, Inc. fka First Lloyd Funding, Inc. by the affirmative vote of at least two-thirds of the issued and outstanding shares entitled to vote thereon.

     4. The merger is permitted by the laws of the jurisdiction of each constituent foreign corporation and is in compliance therewith. Each constituent foreign corporation has complied as follows:

     Coronado  Industries,  Inc.  (Nevada)  has  complied  with  the  applicable
     provisions   of  the  law  of  the  State  of  Nevada  under  which  it  is incorporated, and this merger is permitted by such laws.

     5. The surviving corporation is to be Coronado Industries, Inc., a corporation of the State of Nevada, incorporated on the 9th day of September, 1996, said corporation is not authorized to do business in New York and shall not do business in the State of New York unless or until such time as an application for authority shall have been filed by the Department of State.

     6. The date when the Certificate of Incorporation of First Lloyd Funding, Inc. (nka Coronado Industries, Inc.) was filed by the Department of State was the 22nd day of December, 1989.

     7. Coronado Industries, Inc. (Nevada) agrees that it may be served with process in the State of New York in any action or special proceeding for the enforcement of any liability or obligation of any constituent corporation, previously amenable to suit in the State of New York, and for the enforcement under the Business Corporation Law, of the right of shareholders of any constituent domestic corporation to receive payment for their shares against the surviving corporation; and it designates the Secretary of State of New York as its agent upon whom process may be served in the manner set forth in paragraph
(b) of section 306 of the Business Corporation Law, in any action or special proceeding. The post office address to which the Secretary of State shall mail a copy of any process against it serve upon him is 4264 Strausser Street, N.W., North Canton, Ohio 44720. Such post office address shall supersede any prior address designated as the address to which process shall be mailed.

     8. Coronado Industries, Inc. (Nevada) agrees that, subject to the provision of Section 623 of the Business Corporation Law, it will promptly pay to the shareholders of each constituent New York corporation the amount, if any, to which they shall be entitled under the provisions of the Business Corporation Law, relating to the right of shareholders to receive payment for their shares.

     9. The merger shall be effective on the date upon which the Certificate of Merger is filed by the Department of state.

     IN WITNESS WHEREOF, we have signed this certificate on the 9th day of October, 1996 and we affirm the statements contained therein as true under penalties of perjury.

                                        CORONADO INDUSTRIES, INC. FKA FIRST
                                        LLOYD FUNDING, INC.

                                        By:  /s/ Edward A. Barth
                                           -------------------------------------
                                           Edward A. Barth, President

                                        By:  /s/ Richard Hooper
                                           -------------------------------------
                                           Richard Hooper, Assistant Secretary


                                        CORONADO INDUSTRIES, INC. (NEVADA)


                                        By:  /s/ Edward A. Barth
                                           -------------------------------------
                                           Edward A. Barth, President


                                        By:  /s/ Richard Hooper
                                           -------------------------------------
                                           Richard Hooper, Assistant Secretary